Exhibit 99.1

CITI TRENDS ANNOUNCES DEPARTURE

OF CHIEF MERCHANDISING OFFICER

ED ANDERSON TEMPORARILY RESUMING EXECUTIVE CHAIRMAN ROLE

SAVANNAH, GA (October 24, 2011) — Citi Trends, Inc. (NASDAQ: CTRN) today announced the resignation of Elizabeth R. Feher, the Company’s Executive Vice President and Chief Merchandising Officer.

David Alexander, the Company’s President and Chief Executive Officer, stated, “We want to express our gratitude for Beth’s valuable contributions to our Company and the merchandising team over the last 3.5 years and wish her all the best in her future endeavors.”

The Company also announced that Ed Anderson, the Company’s Board Chairman, will temporarily resume his previous role as Executive Chairman and, in that capacity, oversee merchandising and marketing while the Company undertakes a search for a new Chief Merchandising Officer.  “We appreciate Ed’s willingness to step in and assist the Company. We are confident that the Company will be able to focus fully on its search for a new chief merchant knowing those operations are in experienced, capable hands,” Mr. Alexander said.

About Citi Trends

Citi Trends, Inc. is a value-priced retailer of urban fashion apparel and accessories for the entire family.  The Company operates 504 stores located in 28 states.  Citi Trends’ website address is www.cititrends.com.  CTRN-E

Forward-Looking Statements

All statements other than historical facts contained in this news release, including statements regarding our future financial results and position, business policy and plans and objectives of management for future operations, are forward-looking statements that are subject to material risks and uncertainties.  The words “believe,” “may,” “could,” “plans,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar expressions, as they relate to Citi Trends, are intended to identify forward-looking statements.  Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified.  Actual results or developments may differ materially from those included in the forward-looking statements, as a result of various factors which are discussed in Citi Trends, Inc. filings with the Securities and Exchange Commission.  Forward-looking statements contained herein speak only as of the date of this press release.  Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, Citi Trends does not undertake to publicly update any forward-looking statements in this news release or with respect to matters described herein, whether as a result of any new information, future events or otherwise.

Contact:	Bruce Smith	David Alexander
	Chief Financial Officer	President and Chief Executive Officer
	(912) 443-2075	(912) 443-3924